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                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 31, 1998


                         Paravant Computer Systems, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                     0-28114                 59-2209179
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(State or other jurisdiction        (Commission            (IRS Employer of
      Incorporation)                File Number)           Identification No.)


          1615A West Nasa Boulevard, Melbourne, Florida               32901
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          (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code:   407-727-3672



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         (Former name or former address, if changed since last report.)





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Item 5.  Other Events

     On March 31, 1998, Paravant Computer Systems, Inc. (the "registrant"), Engineering Development Laboratories, Incorporated, an Ohio corporation ("EDL"), Signal Technology Laboratories, Inc., an Ohio corporation ("STL"), and the Shareholders of EDL and STL executed an agreement pursuant to which the registrant would acquire all of the outstanding capital stock of EDL, substantially all of the business and assets of STL (the "STL Purchased Assets") and obtain long-term non-competition agreements with certain of the Shareholders of STL (the "STL Shareholders Non-Competition Agreements"). On March 31, 1998 the registrant issued a press release announcing the proposed acquisition. On April 23, 1998 the parties amended and restated the agreement as the Acquisition Agreement dated as of March 31, 1998 (the "Acquisition Agreement").

     The consideration to be paid by the registrant for the acquisition will be $8,700,000 in cash, subordinated promissory notes in the aggregate amount of $4,800,000, 3,950,000 shares of the registrant's common stock, and a cash earn-out payable over five years based upon the earnings of the acquired businesses. The closing, which is subject to approval by the shareholders of the registrant and certain other conditions, is anticipated to occur on July 1, 1998.

     Both EDL and STL, headquartered in Dayton, Ohio, design, develop and produce electronic equipment to meet U.S. and foreign government requirements. EDL specializes in avionic equipment used to modify the airborne platforms employed by Special Operations forces. EDL's primary customers are the U.S. Air Force, Navy, Marine Corp. And U.S. Allies Military Forces. STL designs and produces digital signal processing hardware, digital switch matrices for signal routing purposes, and other products for signal enhancement and modification. STL customers include several U.S. government agencies and government prime contractors. STL has over thirty separate products used in various signal analysis laboratories in the U.S. and foreign countries. The key executive officers of the acquired companies are expected to continue to lead the acquired businesses as divisions of the registrant and such persons will enter into employment agreements at the closing.

     A copy of the Acquisition Agreement is filed as Exhibit 2.1 to this report and incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

     (c) The following Exhibit is filed as a part of this report:

         2.1 Acquisition Agreement dated as of March 31, 1998 by and among Paravant Computer Systems, Inc., Engineering Development Laboratories, Incorporated, Signal Technology Laboratories, Inc.,

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               James E. Clifford, Edward W. Stefanko, C. David Lambertson, C.
               Hyland Schooley, Peter Oberbeck and Leo S. Torresani.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Paravant Computer Systems, Inc.

Date: April 28, 1998                   By:       /s/   Richard P. McNeight
                                           ________________________________
                                             Richard P. McNeight, President




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                         Paravant Computer Systems, Inc.

           Index to Exhibits filed with Form 8-K dated April 28, 1998

Exhibit        Description of Exhibit
-------        ----------------------
   2.1         Acquisition Agreement dated as of March 31, 1998 by and among Paravant
               Computer Systems, Inc., Engineering Development Laboratories, Incorporated,
               Signal Technology Laboratories, Inc., James E. Clifford, Edward W. Stefanko, C.
               David Lambertson, C. Hyland Schooley, Peter Oberbeck and Leo S. Torresani.








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